UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2011, the Company amended the terms of restricted stock awards issued in November 2008 to Robert L. Choini (“Chioini”) and Thomas E. Klema (“Klema”), the Company’s Chief Executive Officer and Chief Financial Officer, respectively. One-half of each of the awards vested in 2010. The amendments postpone the vesting of the remainder of the awards (50,000 shares under Chioini’s restricted stock award and 25,000 shares under Klema’s restricted stock award) from November 19, 2011 to May 15, 2012. The amendments were approved by the Compensation Committee of the Company’s Board of Directors in accordance with the terms of the Company’s Amended and Restated 2007 Long Term Incentive Plan and by the award holders in accordance with the relevant grant agreements.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit number	Exhibit Description

10.42	Form of Amendment to 2008 Restricted Stock Award Agreement as of November 17, 2011 with Robert L. Chioini and Thomas E. Klema

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.

Date: November 22, 2011	By:	/s/ Thomas E. Klema
Thomas E. Klema
	Its:	Chief Financial Officer

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